Exhibit 107
Calculation of Filing Fee Table
Form S-3
(Form Type)
TARGET CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Debt	Debt securities (1)	457(r)(2)	(3)	(3)	(3)	(2)	(2)
Fees to be Paid	Equity	Common stock, par value $0.0833 per share (1)	457(r)(2)	(3)	(3)	(3)	(2)	(2)
Fees to be Paid	Equity	Preferred stock, par value $.01 per share (1)	457(r)(2)	(3)	(3)	(3)	(2)	(2)
Fees to be Paid	Other	Depositary shares (1)	457(r)(2)	(3)	(3)	(3)	(2)	(2)
Fees to be Paid	Other	Warrants (1)	457(r)(2)	(3)	(3)	(3)	(2)	(2)
Fees to be Paid	Other	Units (1)	457(r)(2)	(3)	(3)	(3)	(2)	(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amount					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A
(1)Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities.
(2)The registrant hereby states that it elects to rely on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.
(3)An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices.